Confidential Materials omitted and filed seperately with the Securities and Exchange Commission. Double asterisks denote omissions.	Exhibit 10.1

AMENDED AND RESTATED

WEX INC.

SHORT-TERM INCENTIVE PROGRAM

ARTICLE 1- PURPOSE OF PROGRAM

WEX Inc. has adopted this Short-Term Incentive Program (“STIP”) to attract and retain high-performing employees; to provide incentives for eligible employees to achieve specified company, department and/or individual performance goals; and to reward such employees for the achievement of specified goals on an annual basis. The Short-Term Incentive Program is intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code.

ARTICLE 2- DEFINITIONS

Wherever used in this document, the following terms have the meanings set forth below.

2.1 Appendix means an Appendix to this Program document containing targets, payment metrics, and other terms of the Program (or modifications thereof) applicable to a specific Plan Year or First Half-Year Period. The Appendices shall be considered part of the Program document.

2.2 Company means WEX Inc. or any legal entity that is controlled by, under common control with, or that controls WEX Inc.

2.3 Eligible Earnings means total gross pay for the applicable Plan Year or First Half-Year Period (or the portion thereof during which the Participant is actively employed and eligible to participate in the STIP), including, salary or wages classified by the Company as regular; lump sum merit; paid time off (PTO), whether planned or unplanned; holiday; bereavement; jury duty; retroactive pay; overtime pay; shift differential; language differential; and excluding, salary or wages classified by the Company as disability pay, commission/incentive pay, and bonuses.

2.4 Effective Date means January 1, 2013.

2.5 MBO means management by objectives – Key Business Drivers.

2.6 Participant means an eligible employee who participates in the Program for a Plan Year or First Half-Year Period in accordance with Article 3.

2.7 Plan Year means the fiscal year of the Company; as of the Effective Date, the Plan Year is the calendar year.

2.8 First Half-Year Period means the six-month period beginning on January 1st and ending on June 30th of the Plan Year.

2.9 Program means this WEX Inc. Short-Term Incentive Program, as amended from time to time, including the provisions of any Appendix, which are incorporated herein.

ARTICLE 3- PARTICIPATION

3.1 Eligible Employees

Each full-time regular or part-time regular employee of the Company who meets the following requirements shall be a Participant for a Plan Year:

(a) The employee is not eligible for payout under a subsidiary bonus program, a commission plan, or a high performance pay plan of the Company; and

(b) The employee is generally considered a manager, director, vice president, senior vice president, executive vice president, president or chief executive officer within the Company’s human resources information system and except as provided in Section 3.2, the employee is actively employed on the bonus payment date for the applicable year; or

(c) The employee is generally categorized as an individual contributor or a team leader within the Company’s human resources information system and received a First Half-Year Period payout or joined the company after the First-Half Year Period of the Plan Year.

Each full-time or part time regular employee of the Company who meets the following requirements shall be a Participant for a First Half-Year Period and for a Plan Year:

(a) The employee is not eligible for payout under a subsidiary bonus program, a commission plan, or a high performance pay plan of the Company; and

(b) Except as provided in Section 3.2, the employee is actively employed on the bonus payment date for the applicable half year; and

(c) The employee is generally categorized as an individual contributor or a team leader within the Company’s human resources information system;

3.2 Special Rules

(a) A Participant who dies or becomes totally disabled during a Plan Year or First Half-Year Period (as determined under the Company’s Long-Term Disability program) may receive a pro-rated bonus at target for the applicable year or half-year based on his or her Eligible Earnings during the period of the Participant’s active employment. Any bonus payable to a deceased Participant shall be paid to his or her personal representative. Any bonus paid pursuant to this Section 3.2(a) shall be paid within 15 days of the Participant’s death or the determination of total disability.

(b) A Participant who is not actively employed on the bonus payment date for a Plan Year or First Half-Year Period due to an approved leave of absence may receive a bonus for the applicable year or half-year based on his or her Eligible Earnings during the period of the Participant’s active employment upon his or her return to active employment by the Company. Any bonus paid pursuant to this Section 3.2(b) shall be paid to the Participant at the same time as bonuses are paid to all Participants pursuant to Section 5.1 hereof.

(c) A Participant who shall be the subject of a Performance Improvement Plan and continues to be the subject of a Performance Improvement Plan at the time payments are made under Section 5.1 of the Program shall not be eligible to receive a payment until he or she has successfully met the requirements of the Performance Improvement Plan. Any bonus paid pursuant to this Section 3.2(c) shall be paid no later than the end of the calendar year following the Plan Year.

ARTICLE 4- INCENTIVES

The Corporate and Executive Officer MBOs for each Plan Year shall be approved by the Compensation Committee of the Company’s Board of Directors, or its delegate.

An Individual Effectiveness Factor (“IEF”) shall be assigned to an employee classified as an “associate” based on criteria established by the Company. The IEF for each associate shall be initially established at 1.00. An associate’s IEF for payout may be adjusted down, but not below 0.75, or up, but not above 1.25, by action of his or her supervisor with the approval of his or her division Senior Vice President, or Executive Vice President as applicable. However, the foregoing adjustments (in the aggregate) must not increase the total amount payable under the Program for the given year or half-year. In this regard, neither the CEO nor any other executive officer is to be considered as an “associate.”

The performance measures applicable to a Plan Year or First Half-Year Period shall be set out in the Appendix.

ARTICLE 5- PAYMENTS

5.1 Time and Form

Bonuses shall be calculated and paid in a single payment for the applicable year or half-year, by no later than March 15th of the following year.

5.2 Position Changes

“Position changes” include promotions, demotions, and transfers between positions and/or departments. All calculations shall be made based on each Participant’s applicable Eligible Earnings and the Participant’s position and STIP percentage as prorated throughout the plan year. If a position change results in a Participant moving from eligibility for Full-Year participation to eligibility for Half-Year participation after the First Half-Year has been measured and paid out, the Eligible Earnings for the entire year will be utilized in calculating the Participant’s Full-Year payout.

5.3 Taxes

All federal, state or local taxes as well as any garnishments that the Program Administrator determines are required to be withheld from any payments made under the Program shall be withheld.

ARTICLE 6- ADMINISTRATION

6.1 Program Administrator

The Program shall be administered by the Compensation Committee of the Company’s Board of Directors, which may delegate administrative responsibility in whole or in part to the Chairman and Chief Executive Officer and/or the Senior Vice President, Human Resources (“Administrators”), subject to any requirements for review and approval that may be established by the Compensation Committee. In all areas not specifically reserved for such review and approval, the decisions of the applicable Administrator shall be binding on the Company and each eligible employee under Article 3. Notwithstanding the foregoing, the Compensation Committee may not modify MBOs or other performance criteria during a Plan Year so as to increase the payment to a Section 162(m) Participant (as defined below) or exercise its discretion to increase the amount of incentive pay that would otherwise be due a Section 162(m) Participant upon attainment of a performance goal.

6.2 Claims

Claims regarding payments under the Program shall be directed to a Participant’s direct supervisor and/or the Company’s Human Resources Department. Any claim regarding the amount of any bonus payment hereunder shall be made within 30 days of the date of such payment, or shall be forfeited.

ARTICLE 7- AMENDMENT AND TERMINATION

The Company reserves the right to terminate, amend, modify and/or restate this Program, in whole or in part, at will at any time, with or without advance notice.

ARTICLE 8- MISCELLANEOUS

8.1 Payment Adjustments and Special Circumstances

The Compensation Committee shall have the authority to adjust payments under the Program (upward or downward) at its discretion. Subject to the approval of the Compensation Committee, the Chairman and Chief Executive Officer and the Senior Vice President, Human Resources, acting together, shall have the power to adjust payments under the Program (upward or downward) as and to the extent appropriate to achieve the stated goals and purposes of the Program and may approve exceptions to the Program under special circumstances, to avoid undue hardship with respect to a Participant. Notwithstanding the foregoing, neither the Compensation Committee, the CEO, the Senior Vice President, Human Resources, nor any other person may increase or accelerate the payment due to any Section 162(m) Participant with respect to any Plan Year. The term “Section 162(m) Participant” shall mean the CEO and each of the four highest paid officers of the Company (other than the CEO) on the last day of the taxable year, for purposes of the executive compensation disclosure rules under the Securities Exchange Act of 1934.

8.2 Information

The Program Administrators shall be responsible for ensuring effective communication of the Program to eligible employees. Copies of the Program shall be available to all Participants. All modifications and changes to the Program shall be appropriately documented and communicated to Participants.

8.3 No Guarantee of Payment

The Company does not guarantee payment of any bonus amounts hereunder, except to the extent that payment is required by applicable law.

8.4 Limitation of Employees’ Rights

Nothing contained in the Program shall confer upon any person a right to be employed or to continue in the employ of the Employer, or interfere in any way with the right of the Employer to terminate the employment of a Participant at any time, with or without cause. IN WITNESS WHEREOF, WEX Inc. has caused this document to be executed by its duly authorized officer this 15th day of March, 2013.

WEX INC.

By:	/s/ Hilary Rapkin
Hilary Rapkin

Its:	Senior Vice President, General Council

Date:	March 15, 2013

APPENDIX I

2013 STIP FACTORS

STIP Weightings for Plan Year Calculations and Payout

STIP weightings vary by individual but generally follow the formula shown:

	Corporate Metrics		Business Metrics
	ANI	PPG Adj Revenue	EBIT	PPG Adj Revenue	MBOs 2-4
CEO	50%	20%			30%
Corporate
Executive	50%	20%			30%
VP	40%	20%			40%
Director/Mgr	40%	20%			40%
Team Lead/Associate	80%	20%
Business Unit
President	20%		30%	20%	30%
Executive	20%		30%	20%	30%
VP	10%		30%	20%	40%
Director/Mgr	10%		30%	20%	40%
Team Lead/Associate	10%		70%	20%

STIP Payout Levels

In 2013, the Company must achieve at least threshold results for Corporate Full-Year Adjusted Net Income in order to pay out any portion of the Short Term Incentive Program to any Full Year Participants and the Company must achieve at least threshold results for Corporate First Half-Year Adjusted Net Income in order to pay out any portion of the Short-Term Incentive Program to any Half-Year Participants.

Performance Results	Payout %
Threshold	25%
Threshold/Target	50%
Target	100%
Target/Max	150%
Max or above	200%

Note: Payouts for all Metrics and MBOs will be according to the above chart and will be interpolated between the performance results levels whenever possible. If an MBO cannot be interpolated due to the metrics used, payout level for that MBO will be at the highest performance result level fully achieved.

2013 STIP Metrics

Corporate STIP Metrics:

Performance Goal	Threshold Performance			Target Performance			Maximum Performance
Adjusted Net Income Full-Year[1]	$	[**	]	$	[**	]	$	[**	]
PPG Adjusted Revenue Full-Year[2]	$	[**	]	$	[**	]	$	[**	]

Adjusted Net Income First Half-Year[3]	$	[**	]	$	[**	]		N/A
PPG Adjusted Revenue First Half-Year[4]	$	[**	]	$	[**	]		N/A

(1)	Adjusted Net Income Full-Year means Adjusted Net Income as reported in the Corporation’s Form 10-K filing reporting the Corporation’s results for the performance period (the “10-K ANI”). Notwithstanding the foregoing,in order to determine the level of performance for purposes of this Program, the Compensation Committee may exercise discretion to reduce the 10K ANI by any or all of the following items (if any): losses from discontinued operations, the cumulative effects of changes in Generally Accepted Accounting Principles, any one-time charge or dilution resulting from any acquisition or divestiture, the effect of changes to our effective federal or state tax rates, extraordinary items of loss or expense, and any other unusual or nonrecurring items of loss or expense, including restructuring charges.
(2)	PPG Adjusted Revenue Full-Year is reported 2013 Revenue adjusted for the difference between reported 2013PPG and Board-approved budgeted 2013 PPG of $[**] US and A$[**] (per liter) Australian.
(3)	Adjusted Net Income First Half-Year means Adjusted Net Income as reported in the Corporation’s Form 10-Q filing reporting the Corporation’s results for the first and second quarters of 2013(the “10-Q ANI”). Notwithstanding the foregoing, in order to determine the level of performance for purposes of this Program, the Compensation Committee may exercise discretion to reduce the 10Q ANI by any or all of the following items (if any): : losses from discontinued operations, the cumulative effects of changes in Generally Accepted Accounting Principles, any one-time charge or dilution resulting from any acquisition or divestiture, the effect of changes to our effective federal or state tax rates, extraordinary items of loss or expense, and any other unusual or nonrecurring items of loss or expense, including restructuring charges.
(4)	PPG Adjusted Revenue First Half-Year is reported Revenue adjusted for the difference between reported 2013 PPG and Board-approved budgeted 2013 PPG of $[**] US and A$[**] (per liter) Australian for the first and second quarters of 2013.

Americas STIP Metrics:

Performance Goal	Threshold Performance			Target Performance			Maximum Performance
EBIT Full-Year[1]	$	[**	]	$	[**	]	$	[**	]
PPG Adjusted Revenue Full-Year[2]	$	[**	]	$	[**	]	$	[**	]

EBIT First Half-Year[3]	$	[**	]	$	[**	]		N/A
PPG Adjusted Revenue First Half-Year[4]	$	[**	]	$	[**	]		N/A

(1)

EBIT Full-Year means Americas Business Unit Earnings before Interest and Taxes and any Allocations of Corporate Expenses to the Business Unit and shall be calculated consistently with Corporate Adjusted Net Income as reported in the Corporation’s Form 10-K filing reporting the Corporation’s results for 2013 and may be adjusted to exclude the following items (if any): losses from discontinued operations, the cumulative effects of changes in Generally Accepted Accounting Principles, any one-time charge or dilution resulting from any acquisition or divestiture, the effect of changes to our effective federal or state tax rates, extraordinary items of loss or expense, and any other unusual or nonrecurring items of loss or expense, including restructuring charges. Interest means interest related to the senior credit facility. This calculation does not exclude Operating Interest as reported on the income statement. The Compensation Committee may exercise discretion to include all or part of an item of loss or expense.
(2)	PPG Adjusted Revenue Full-Year is reported 2013 Revenue for the Americas adjusted for the difference between reported 2013PPG and Board-approved budgeted 2013 PPG of $[**] US.
(3)

EBIT First Half-Year means Americas Business Unit Earnings before Interest and Taxes and any Allocations of Corporate Expenses to the Business Unit and shall be calculated consistently with Corporate Adjusted Net Income as reported in the Corporation’s Form 10-Q filing reporting the Corporation’s results for the first and second quarters of 2013and may be adjusted to exclude the following items (if any): losses from discontinued operations, the cumulative effects of changes in Generally Accepted Accounting Principles, any one-time charge or dilution resulting from any acquisition or divestiture, the effect of changes to our effective federal or state tax rates, extraordinary items of loss or expense, and any other unusual or nonrecurring items of loss or expense, including restructuring charges. Interest means interest related to the senior credit facility. This calculation does not exclude Operating Interest as reported on the income statement. The Compensation Committee may exercise discretion to include all or part of an item of loss or expense.

(4)	PPG Adjusted Revenue First Half-Year is reported Revenue for the Americas adjusted for the difference between reported 2013 PPG and Board-approved budgeted 2013 PPG of $[**] US for the first and second quarters of 2013.

International STIP Metrics:

Performance Goal	Threshold Performance			Target Performance			Maximum Performance
EBIT Full-Year[1]	$	[**	]	$	[**	]	$	[**	]
PPG Adjusted Revenue Full-Year[2]	$	[**	]	$	[**	]	$	[**	]

EBIT First Half-Year[3]	$	[**	]	$	[**	]		N/A
PPG Adjusted Revenue First Half-Year[4]	$	[**	]	$	[**	]		N/A

(1)	EBIT Full-Year means International Business Unit Earnings before Interest and Taxes and any Allocations of Corporate Expenses to the Business Unit and shall be calculated consistently with Corporate Adjusted Net Income as reported in the Corporation’s Form 10-K filing reporting the Corporation’s results for 2013 and may be adjusted to exclude the following items (if any): losses from discontinued operations, the cumulative effects of changes in Generally Accepted Accounting Principles, any one-time charge or dilution resulting from any acquisition or divestiture, the effect of changes to our effective federal or state tax rates, extraordinary items of loss or expense, and any other unusual or nonrecurring items of loss or expense, including restructuring charges. Interest means interest related to the senior credit facility. This calculation does not exclude Operating Interest as reported on the income statement. The Compensation Committee may exercise discretion to include all or part of an item of loss or expense.
(2)	PPG Adjusted Revenue Full-Year is reported 2013 Revenue for the International Business Unit adjusted for the difference between reported 2013 PPG and Board-approved budgeted 2013 PPG of A$[**] (per liter) Australian.
(3)

EBIT First Half-Year means International Business Unit Earnings before Interest and Taxes and any Allocations of Corporate Expenses to the Business Unit and shall be calculated consistently with Corporate Adjusted Net Income as reported in the Corporation’s Form 10-Q filing reporting the Corporation’s results for the first and second quarters of 2013 and may be adjusted to exclude the following items (if any): losses from discontinued operations, the cumulative effects of changes in Generally Accepted Accounting Principles, any one-time charge or dilution resulting from any acquisition or divestiture, the effect of changes to our effective federal or state tax rates, extraordinary items of loss or expense, and any other unusual or nonrecurring items of loss or expense, including restructuring charges. Interest means interest related to the senior credit facility. This calculation does not exclude Operating Interest as reported on the income statement. The Compensation Committee may exercise discretion to include all or part of an item of loss or expense.

(4)	PPG Adjusted Revenue First Half-Year is reported Revenue for the International Business Unit adjusted for the difference between reported 2013 PPG and Board-approved budgeted 2013PPG of A$[**] Australian for the first and second quarters of 2013.

MBOs

When establishing the MBO performance levels, Threshold goals are generally set at 90% probability of achievement, Target goals are generally set at 75% probability of achievement, and Maximum goals are generally set at 25% probability of achievement.

Executive Officer MBOs: The CEO, EVPs, and SVPs generally have 2-4 MBOs which may be shared with other executives or represent a targeted strategic or operational MBO.

Management MBOs: Each VP, Director or Manager generally has 2-4 MBOs which may be shared with other Managers or represent a targeted strategic, functional or operational MBO.

STIP Weightings for First Half-Year Period Calculations and Payout

	Net Income Measure	Revenue Measure	Net Income Measure
Corporate Associates and Team Leaders	80% Corporate ANI	20% Corporate PPG Adjusted Revenue

Business Unit Associates and Team Leaders	70% Business Unit EBIT	20% Business Unit PPG Adjusted Revenue	10% Corporate ANI

Payout Levels for First Half-Year Period

In 2013, the Company must achieve at least threshold results for the First Half-Year Period Corporate Adjusted Net Income in order to pay out any portion of the First Half-Year Period of the Short Term Incentive Program at either the Corporate or Business Unit levels.

Performance Results	Payout %
Threshold	25%
Threshold/Target	50%
Target	100%
Target/Max	100%
Max or above	100%

Note: Payout levels of the corporate metric payout levels will be incrementalized.

Special Provision for Payout of First Half-Year Periods where Actual Performance Exceeds Target

In the case of a First Half-Year Period where the actual performance at the Corporate or Business Unit level exceeds Target, payout will be capped at Target. The Chief Executive Officer of the Corporation may exercise discretion to modify and or eliminate First Half-Year Period payouts based on Company performance or other factors.